EXHIBIT 99.1

Press Release                                                                            Contact:  M. Ray “Hoppy” Cole, CEO or
For Immediate Release                                                                            Dee Dee Lowery, CFO
                                                                                                         Phone:    601.268.8998

First Bancshares, Inc., Announces Signing of a Definitive Agreement to Acquire
First National Bank of Baldwin County

HATTIESBURG, MS, Jan 31—Executives of The First Bancshares, Inc.  (Nasdaq:  FBMS), announced today that The First Bancshares, Inc . has  entered into a definitive agreement to acquire First National Bank of Baldwin County.

The First (a national banking association, a subsidiary of First Bancshares, Inc.) President & CEO M. Ray “Hoppy” Cole Jr., said, “From day one our focus has been on growing our bank in the gulf coast region, and providing customers a true community bank with personal service.  We are excited about expanding our services to south Alabama and growing with this dynamic area. “

The definitive agreement that was announced today will expand The First across the gulf coast providing five new branches and our customers a total of 23 convenient locations from Mississippi, Louisiana to south Alabama.

Upon completion of the transaction the First will grow to approximately $905 million in assets and approximately $780million in deposits.

W. Wade Neth, President & CEO of First National Bank of Baldwin County, said, “We look forward to joining The First team in continuing the tradition of providing great personal customer service, community-oriented banking products and services, and the local business market experience through our longtime professional bankers.  By combining our resources, we’ll have even greater opportunities to serve the credit needs of our local businesses and individuals.”

Part of the acquisition process involves the First National Bank of Baldwin County’s holding company First Baldwin Bancshares Inc.  filing for reorganization under Chapter 11 of the bankruptcy court. This plan of reorganization will have NO effect on the operations of First National Bank of Baldwin County, or any impact on its bank customers or depositors, and clears the way for First Bancshares to complete the acquisition subject to regulatory approval.

Safe, sound, quality growth is the major component of The First’s business strategy.  And, that is why even in the midst of the most turbulent economic times, The First has continued to achieve 52     consecutive quarters of profitability.  It is because of this commitment that The First earned a 5 Star Rating(the highest given) by Bauer Financial, “the nation’s bank rating service.”

In Cole’s words, “Our Company is profitable, well-capitalized, and liquid.  We are well positioned for future growth and for further acquisition opportunities that may arise.  We will continue to follow the guiding principles as set out by our founders, focusing on customer service, building relationships, and expanding our market share in south Mississippi, Alabama and Louisiana.”

Advisors
Chaffe & Associates, Inc. with Jonathan W. Briggs as lead investment banker, acted as financial advisor to The First, and Dover Dixon Horne PPLC, with lead attorney Garland W. Binns, Jr., Esq. and Forshey Prostok, LLP, with lead attorney Jeff Prostok, Esq.., acted as its legal advisors.   Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP with lead attorneys  Michael D. Waters, Esq.  and C. Ellis Brazeal, III, Esq.  acted as legal advisor to First National Bank of Baldwin County.

About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Miss., is the parent company of The First, A National Banking Association.  Founded in 1996 near Hattiesburg, Mississippi The First has grown rapidly through south Mississippi and Louisiana providing services competitive to those found at larger regional banks.  The First has approximately $720 million in assets and currently has 18 locations operating in south Mississippi and Louisiana.  The company’s stock is traded on Nasdaq Global Market under the symbol FBMS. Information is available on the company’s website www.TheFirstBank.com.

About First National Bank of Baldwin County
First National Bank of Baldwin County, headquartered in Foley, Alabama, has approximately $185 million in assets and serves Baldwin County, Alabama through five locations operating in Foley, Daphne, Fairhope, Gulf Shores, and Orange Beach, AL, as well as a loan production office in Bay Minette, AL.  More information is available on the bank’s website www.firstbaldwin.com.

Forward Looking Statement
This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary.  These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act.  Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties.  Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the Company to conduct business combinations or new operations.  The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.  Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.